Exhibit 99.B.16.B

                         SENA WELLER ROHS WILLIAMS INC.

                                 CODE OF ETHICS


I. INTRODUCTION

     The purpose of this Code of Ethics is to prevent directors, officers and advisory persons of Sena Weller Rohs Williams Inc. (the "Company") from engaging in any act, practice or course of business prohibited by paragraph (a) of Rule 17j-1 (the "Rule") under the Investment Company Act of 1940, as amended. This Code of Ethics is required by paragraph (b) of the Rule. A copy of the Rule is attached to this Code of Ethics as Appendix 1.

II. DEFINITIONS

     In order to understand how this Code of Ethics applies to particular persons and transactions, familiarity with the key terms and concepts used in this Code of Ethics is necessary. Those key terms and concepts are:

     1. "Access person" means any director, officer or advisory person of the Company.

     2. "Adviser" means Sena Weller Rohs Williams Inc., or "The Managers" as defined in the Company's Prospectus included in its most recent Post-Effective Amendment.

     3. "Advisory person" means (a) any employee of the Company or of any company in a control relationship to the Company, who, in connection with his regular functions or duties, makes participates in, or obtains information regarding the purchase or sale of a security by the Company, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (b) any natural person in a control relationship to the Company who obtains information concerning recommendations made to the Company with regard to the purchase or sale of a security.

     4. "Beneficial ownership" has the meaning set forth in Rule 16a-1 (a) of the Securities Exchange Act of 1934, as amended. The determination of direct or indirect beneficial ownership shall apply to all securities which an access person has or acquires.

     5.   "Company" means Sena Weller Rohs Williams Inc.

     6. "Control" has the meaning set forth in Section 2 (a) (9) of the Investment Company Act of 1940, as amended.

     7. "Independent director" means a director of the Fund who is not an "interested person" of the Company within the meaning of Section 2 (a)
          (19) of the Investment Company Act of 1940, as amended.
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     8.   "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security.

     9. "Security" has the meaning set forth in Section 2 (a) (36) of the Investment Company Act of 1940, as amended, except that it shall not include securities issued or guaranteed as to principal or interest by the Government of the United States or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States, certificates of deposit for any of such securities, banker's acceptance, bank certificates of deposit, commercial paper, other money market instruments and shares of registered open-end investment companies. For purposes of the foregoing definition, the term "money market instruments" shall mean instruments that satisfy the credit quality and maturity requirements of Rule 2a-7 under the Investment Company Act of 1940, as amended, other than any instruments which are illiquid or not widely traded in efficient markets.

III. PROHIBITED TRANSACTIONS; EXEMPTIONS

     1.   Prohibited Purchases and Sales.

          No access person shall purchase or sell, directly or indirectly, any security in which that access person has, or by reason of the transaction acquires, any direct or indirect beneficial ownership and which to the actual knowledge of that access person at the time of such purchase or sale:

          (a) is being considered for purchase or sale or for recommendation to purchase or sell by the Company; or

          (b)  is being purchased or sold by the Company.

     2.   Prohibited Recommendations.

          No access person shall recommend any securities transaction to the Fund without having disclosed to the designated compliance officer his interest, if any, in such securities or the issuer thereof, including without limitation:

          (a) his direct or indirect beneficial ownership of any securities of such issuer;

          (b)  any contemplated transaction by such person in such securities;

          (c)  any position with such issuer or its affiliates; or

          (d) any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

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     3.   Exemptions.

          The prohibitions of paragraphs 1 and 2 above shall not apply to:

          (a) Purchases or sales effected in any account over which the access person has no direct or indirect influence or control.

          (b) Purchases or sales of securities which are not eligible for purchase or sale by the Company.

          (c) Purchases or sales which are non-volitional on the part of either the access person or the Company.

          (d) Purchases which are part of an automatic dividend reinvestment plan.

          (e) Purchases effected upon exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent the rights were acquired from that issuer, and sales of the rights so acquired.

          (f) Any securities transaction, or series of related transactions, involving 500 shares or less in the aggregate, if the issuer has a market capitalization (outstanding shares multiplied by the current price per share) greater than $1 billion.

          (g) Any purchase or sale which a person or persons designated by a majority of the independent directors of the Company approves on the grounds that its potential harm to the Company is remote.

IV. REPORTING

     1. Subject to the provisions of paragraph 2 below, every access person shall report to the Company the information described in paragraph 3 below with respect to transactions in any security in which the access person has, or by reason of the transaction acquires, any direct or indirect beneficial ownership in the security.

     2. (a) An access person is not required to make a report with respect to any transaction effected for any account over which the access person does not have any direct or indirect influence.

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          (b)  An independent director of the Company who would be required to make a report pursuant to paragraph 1 above solely by reason of being a director of the Company is required to report a transaction in a security only if the independent director, at the time of the transaction, knew or, in the ordinary course of fulfilling the independent director's official duties as a director of the Company, should have known that (a) the Company has engaged in a transaction in the same security in the last 15 days or is engaging or going to engage in a transaction in the same security within the next 15 days, or (b) the Company or and Adviser has within the last 15 days considered a transaction in the same security or is considering a transaction in the same security or within the next 15 days is going to consider a transaction in the same security.

     3. Every report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected and shall contain the following information:

          (a) The date of the transaction, the title and the number of shares and the principal amount of each security involved;

          (b) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

          (c)  The price at which the transaction was effected; and

          (d) The name of the broker, dealer or bank with or through whom the transaction was effected.

     4. Any report may contain a statement that the report shall not be construed as an admission by the person making the report that the person has any direct or indirect beneficial ownership in the security to which the report relates.

     5. With respect to access persons who are employees of an Adviser and are advisory persons solely by reason of being employees of a company in a control relationship to the Company, the reporting requirements imposed under this Section IV shall be deemed to be satisfied if such persons are required to report securities transactions pursuant to a code of ethics adopted by the Adviser in conformity with Rule 204-2(a)
          (12) or 204-2 (a) (13) under the Investment Advisers Act of 1940, as amended.

V. CONFIDENTIALITY

     No access person shall reveal to any other person (except in the normal course of his or her duties on behalf of the Company) any information regarding securities transactions by the Company or consideration by the Company or and Adviser or any such securities transaction.

     All information obtained from any access person hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder will be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.

VI. SANCTIONS

     Upon discovering a violation of the Code of Ethics, the Audit Committee of the Board of Directors of the Company may impose any sanctions it deems appropriate, including a letter of censure or suspension or termination of the employment of the violator.

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